The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


         Subject to Completion, Pricing Supplement dated April 5, 2004

PROSPECTUS Dated August 26, 2003                   Pricing Supplement No. 57 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-106789
Dated August 26, 2003                                   Dated            , 2004
                                                                 Rule 424(b)(3)

                                  $
                                Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes
                              -------------------
                         PROPELS due December 30, 2011
         Based on the Value of a Basket of Three International Indices
                PROtected Performance Equity Linked Securities(SM)
                                ("PROPELS(SM)")

Unlike ordinary debt securities, the PROPELS do not pay interest. Instead, at maturity you will receive the principal amount of $10, plus a supplemental redemption amount, if any, based on the performance of a basket consisting of the Dow Jones Euro STOXX 50 Index, the FTSE 100 Index and the Nikkei 225 Index, each of which we refer to as a basket index and collectively we refer to as the basket indices, over the term of the PROPELS.

o    The principal amount and issue price of each PROPELS is $10.

o    We will not pay interest on the PROPELS.

o At maturity, you will receive per PROPELS the principal amount of $10 plus a supplemental redemption amount equal to the product of (i) $10 times
     (ii) the percentage increase, if any, in the average protected basket value over the initial basket value.

     o The initial basket value will equal the sum of (i) the closing value of the Euro STOXX 50 Index times the Euro STOXX 50 Index multiplier,
          (ii) the closing value of the FTSE 100 Index times the FTSE 100 Index multiplier and (iii) the closing value of the Nikkei 225 Index times the Nikkei 225 Index multiplier. The closing values and multipliers for each of the basket indices will be calculated on the trading day immediately succeeding the day we offer the PROPELS for initial sale to the public so that the initial basket value will be 10 and the basket will be equally weighted among the three basket indices.

     o The average protected basket value will equal the arithmetic average of the protected basket closing values on eight specified determination dates during the life of the PROPELS.

     o On each determination date, the protected basket closing value will equal the greater of (i) the basket closing value on such determination date and (ii) the highest basket closing value on any previous determination date; provided that the protected basket closing value on the first determination date will be the closing value of the basket on such determination date regardless of whether that closing value is higher or lower than the initial basket value.

     o The determination dates will be the 30th of each December, beginning December 30, 2004 to and including December 30, 2010, and December 28, 2011.

o If the average protected basket value is less than or equal to the initial basket value, you will receive only the principal amount of the PROPELS at maturity and will not receive any supplemental redemption amount.

o Investing in the PROPELS is not equivalent to investing in the basket indices or their component stocks.

o We will apply to list the PROPELS under the proposed symbol "EBK" on the American Stock Exchange LLC.

You should read the more detailed description of the PROPELS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PROPELS."
The PROPELS involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-9.

                               -----------------
                             PRICE $10 PER PROPELS
                               -----------------

                                      Price to       Agent's       Proceeds to
                                       Public      Commissions       Company
                                      --------     -----------     -----------
Per PROPELS...........................    $             $               $
Total.................................    $             $               $


                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PROPELS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PROPELS, see the section of this pricing supplement called "Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PROPELS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. None of this pricing supplement, the accompanying prospectus supplement or prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PROPELS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PROPELS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PROPELS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PROPELS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PROPELS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PROPELS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PROPELS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PROPELS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PROPELS may not be circulated or distributed, nor may the PROPELS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PROPELS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PROPELS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PROPELS offered are medium-term debt securities of Morgan Stanley. The return on the PROPELS is linked to the performance of the Dow Jones Euro STOXX 50 Index, the FTSE 100 Index and the Nikkei 225 Index, which we refer to collectively as the basket indices. These PROPELS combine features of debt and equity by offering at maturity 100% protection of the issue price and the opportunity to participate in the upside potential of the underlying basket indices as measured by the supplemental redemption amount. The PROPELS have been designed for investors who are willing to forgo market floating interest rates on the PROPELS in exchange for the supplemental redemption amount.

     "PROPELS" and "PROtected Performance Equity Linked Securities" are our service marks. "Dow Jones Euro STOXX 50(SM)" and "STOXX(SM)" are service marks of STOXX Limited and "FTSE(TM)" is a trade mark of London Stock Exchange Plc and The Financial Times Limited and is used by FTSE International Limited under licence and have been licensed for use by Morgan Stanley.

Each PROPELS costs $10           We, Morgan Stanley, are offering you PROPELS
                                 due December 30, 2011 Based on the Value of a Basket of Three International Indices. The principal amount and issue price of each PROPELS is $10.

Payment at maturity              Unlike ordinary debt securities, the PROPELS
                                 do not pay interest. Instead, at maturity, you will receive the principal amount of $10 per PROPELS, plus a supplemental redemption amount based on the performance of a basket consisting of the Dow Jones Euro STOXX 50
                                 Index, which we refer to as the Euro STOXX 50
                                 Index, the Financial Times-Stock Exchange 100
                                 Share Index, which we refer to as the FTSE 100
                                 Index and the Nikkei 225 Index, if the average protected basket value of the basket is greater than the initial basket value.

                                 The initial basket value will equal the sum of
                                 (i) the closing value of the Euro STOXX 50
                                 Index times the Euro STOXX 50 Index
                                 multiplier, (ii) the closing value of the FTSE 100 Index times the FTSE 100 Index multiplier and (iii) the closing value of the Nikkei 225 Index times the Nikkei 225 Index multiplier. The closing values and multipliers for each of the basket indices will be calculated on the trading day immediately succeeding the day we offer the PROPELS for initial sale to the public so that the initial basket value will be 10 and the basket will be equally weighted among the three basket indices.

                                 The average protected basket value will be the arithmetic average of the protected basket closing values on the eight determination dates during the life of the PROPELS.

Protected basket closing value   The protected basket closing value for each
                                 determination date will equal the greater of
                                 (i) the basket closing value on such
                                 determination date and (ii) the highest basket closing value on any previous determination date; provided that on the first determination date the protected basket closing value will equal the basket closing value on such determination date, which is scheduled to be December 30, 2004, regardless of whether that basket closing value is higher or lower than the initial basket value.

                                          100% Principal Protection

                                 At maturity, we will pay you at least $10, plus the supplemental redemption amount, if any.

                                      The Supplemental Redemption Amount

                                 The supplemental redemption amount will be equal to the product of (i) $10 times (ii) the percentage increase, if any, in the average protected basket value over the initial basket value. If the average protected basket value is greater than the initial basket value, the supplemental redemption amount will be calculated as follows:

                                                 (Average Protected Basket Value - Initial Basket Value)
          Supplemental Redemption Amount = $10 x -------------------------------------------------------
                                                                  Initial Basket Value

     where,
     Initial Basket Value                =     the sum of (i) the closing value
                                               of the Euro STOXX 50 Index times
                                               the Euro STOXX 50 Index
                                               multiplier, (ii) the closing
                                               value of the FTSE 100 Index
                                               times the FTSE 100 Index
                                               multiplier and (iii) the closing
                                               value of the Nikkei 225 Index
                                               times the Nikkei 225 Index
                                               multiplier, each calculated on
                                               the trading day immediately
                                               succeeding the day we offer the
                                               PROPELS for initial sale to the
                                               public

     Average Protected Basket Value      =     the arithmetic average of the
                                               protected basket closing values
                                               on each of the determination
                                               dates, as calculated by the
                                               calculation agent on the final
                                               determination date

     Protected Basket Closing Value      =     for each determination date, the
                                               greater of (i) the basket
                                               closing value on such
                                               determination date and (ii) the
                                               highest basket closing value on
                                               any previous determination date,
                                               as determined by the calculation
                                               agent; provided that the
                                               protected basket closing value
                                               on the first determination date
                                               will equal the basket closing
                                               value on such date

     Basket Closing Value                =     on any trading day, the sum of
                                               (i) the Euro STOXX 50 Index
                                               closing value times the Euro
                                               STOXX 50 index multiplier, (ii)
                                               the FTSE 100 Index closing value
                                               times the FTSE 100 Index
                                               multiplier and (iii) the Nikkei
                                               225 Index closing value times
                                               the Nikkei 225 Index multiplier

     Determination Dates                 =     the 30th of each December,
                                               beginning December 30, 2004 to
                                               and including December 30, 2010,
                                               and December 28, 2011, in each
                                               case subject to adjustment in
                                               the event of certain market
                                               disruption events

                                 If the average protected basket value is less than or equal to the initial basket value, the supplemental redemption amount will be zero. In that case, you will receive only the principal amount at maturity and will not receive any supplemental redemption amount. Beginning on PS-7, we have provided examples of the hypothetical payouts on the PROPELS.

                                 Because the protected basket closing value on any determination date after the initial determination date will be the greater of (i) the basket closing value on such determination date and (ii) the highest basket closing value on any previous determination date, you will be protected on each determination date after the first determination date against any subsequent declines in the value of the basket. If the basket closing value on the first determination date increases over the initial basket value, you will be able to determine a minimum supplemental redemption amount due to you at maturity. In this case, the actual supplemental redemption amount may be higher if the value of the basket increases on any subsequent determination date. See, for example, Example 3 under "Hypothetical Payouts on the PROPELS" below. If, on the other hand, the basket closing value on the first determination date decreases from the initial basket value, there can be no assurance that the value of the basket will increase sufficiently on subsequent determination dates so that you will receive a supplemental redemption amount. See, for example, Example 4 under "Hypothetical Payouts on the PROPELS" below.

                                 You can review the historical values of the basket indices in the section of this pricing supplement called "Description of PROPELS--Historical Information." The payment of dividends on the stocks that underlie the basket indices is not reflected in the values of the basket indices and, therefore, has no effect on the calculation of the payment at maturity.

MS & Co. will be the             We have appointed our affiliate, Morgan
calculation agent                Stanley & Co. Incorporated, which we refer to
                                 as MS & Co., to act as calculation agent for JPMorgan Chase Bank, the trustee for our senior notes. As calculation agent, MS & Co.
                                 will determine the initial basket value and calculate the average protected basket value and the supplemental redemption amount, if any, you will receive at maturity.

The PROPELS will be treated as   The PROPELS will be treated as "contingent
contingent payment debt          payment debt instruments" for U.S. federal
instruments for U.S. federal     income tax purposes, as described in the
income tax purposes              section of this pricing supplement called
                                 "Description of PROPELS--United States Federal
                                 Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the PROPELS even though you will not receive any interest payments on the PROPELS. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the PROPELS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of PROPELS--United States Federal Income
                                 Taxation" and the sections called "United
                                 States Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities,
                                 Baskets of Securities or Indices" and "United
                                 States Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                 If you are a foreign investor, please read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PROPELS.

Where you can find more          The PROPELS are senior notes issued as part of
information on the PROPELS       our Series C medium-term note program. You can
                                 find a general description of our Series C medium-term note program in the accompanying prospectus supplement dated August 26, 2003.
                                 We describe the basic features of this type of
                                 note in the sections of the prospectus
                                 supplement called "Description of Notes--
                                 Floating Rate Notes" and "--Notes Linked to
                                 Commodity Prices, Single Securities, Baskets of Securities or Indices."

                                 Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the PROPELS, you should read the "Description of PROPELS" section in this pricing supplement. You should also read about some of the risks involved in investing in PROPELS in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as PROPELS differs from that of investments in ordinary debt securities. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PROPELS.

How to reach us                  You may contact your local Morgan Stanley
                                 branch office or our principal executive offices at 1585 Broadway, New York, New York
                                 10036 (telephone number (212) 761-4000).

                      HYPOTHETICAL PAYOUTS ON THE PROPELS

     The supplemental redemption amount, if any, is based on the average protected basket value, the calculation of which depends on the closing values of the basket indices on eight determination dates over the term of the PROPELS. Because the value of the basket may be subject to significant fluctuations over the term of the PROPELS, it is not possible to present a chart or table illustrating a complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the closing value of the basket on the amount payable to you at maturity as a result of basing your return on the average protected basket value. However, the basket may not appreciate or depreciate over the term of the PROPELS in accordance with any of the trends depicted by the hypothetical examples below.

     The following five examples illustrate the payout at maturity on the PROPELS for a range of hypothetical basket closing values on each of the eight determination dates and demonstrate the impact of basing the calculation of the supplemental redemption amount for the PROPELS on the protected basket closing values rather than the actual basket closing values. The protected basket closing value on each determination date after the first determination date equals the greater of (i) the actual basket closing value on such determination date and (ii) the highest basket closing value on any previous determination date.

     These examples are based on a hypothetical initial basket value of 10 and an issue price for each PROPELS of $10.00. The protected basket closing values that are greater than the actual basket closing values for the corresponding determination date are indicated in bold typeface below.

                                           --------------------------------------------------------------------------
                                                        Example 1                             Example 2
                                           --------------------------------------------------------------------------
                                             Actual Basket    Protected Basket     Actual Basket    Protected Basket
                                             Closing Value      Closing Value      Closing Value      Closing Value
                                           --------------------------------------------------------------------------
                   1st Determination Date           11.00              11.00              12.00              12.00
                   2nd Determination Date           12.00              12.00              11.00              12.00
                   3rd Determination Date           13.00              13.00              13.00              13.00
                   4th Determination Date           14.00              14.00              11.00              13.00
                   5th Determination Date           15.00              15.00              13.50              13.50
                   6th Determination Date           16.00              16.00              12.50              13.50
                   7th Determination Date           17.00              17.00              11.50              13.50
                 Final Determination Date           18.00              18.00              12.50              13.50
---------------------------------------------------------------------------------------------------------------------
             Average Actual Basket Value:           14.50               -                 12.125              -
          Average Protected Basket Value:            -                 14.50               -                 13.00
---------------------------------------------------------------------------------------------------------------------
          Supplemental Redemption Amount:           $4.50              $4.50              $2.13              $3.00
---------------------------------------------------------------------------------------------------------------------
  Return at maturity on a $10 investment:          $14.50             $14.50             $12.13             $13.00
---------------------------------------------------------------------------------------------------------------------

o In Example 1, the actual basket closing value increases on each determination date. Consequently, the protected basket closing value on each determination date equals the actual basket closing value on that date, and the average protected basket value of 14.50 is the same as the average actual basket value. At maturity, for each PROPELS the investor receives $14.50, the sum of the par amount of $10.00 and the supplemental redemption amount of $4.50. The return on the PROPELS at maturity represents a 45% increase above the issue price, which is the same as the return would have been on a hypothetical investment in a note linked to the average actual basket value but is less than the simple basket price return (80%) over the same period.

o In Example 2, the basket closing value decreases on the second determination date, but the investor is protected from such decline by the higher basket closing value on the first determination date. When the basket reaches new highs of 13.00 and 13.50 on the third and fifth determination dates, respectively, the protected basket closing value locks in the new highest basket value, thereby enabling the investor to share in subsequent increases in the basket value that exceed the highest level of the basket on any previous determination date while providing protection from subsequent declines in the basket (see, for example, the fourth, sixth and seventh determination dates). Consequently, although the average actual basket value over the life of the PROPELS is 12.125, the average protected basket value equals 13.00. At maturity, for each PROPELS the investor receives $13.00, the sum of the par amount of $10.00 and the supplemental redemption amount of $3.00. The return on the PROPELS at maturity represents a 30% increase above the issue price. The return on the PROPELS at maturity is 7.22% higher than the return would have been on a hypothetical investment in a note linked to the average actual basket value and is 4% higher than the simple basket price return (25%) over the same period.

                                        --------------------------------------------------------------------------------------
                                                 Example 3                    Example 4                    Example 5
                                        --------------------------------------------------------------------------------------
                                        Actual Basket    Protected      Actual       Protected       Actual       Protected
                                        Closing Value     Basket        Basket         Basket        Basket        Basket
                                                       Closing Value Closing Value Closing Value  Closing Value Closing Value
                                        --------------------------------------------------------------------------------------
                 1st Determination Date        12.00          12.00          9.50          9.50           9.50          9.50
                 2nd Determination Date        14.00          14.00          9.00          9.50           8.50          9.50
                 3rd Determination Date        16.00          16.00          8.50          9.50           7.50          9.50
                 4th Determination Date        18.00          18.00          8.00          9.50           7.00          9.50
                 5th Determination Date        16.00          18.00          8.50          9.50           8.50          9.50
                 6th Determination Date        14.00          18.00          9.00          9.50           9.00          9.50
                 7th Determination Date        12.00          18.00          8.50          9.50          12.00         12.00
               Final Determination Date        10.00          18.00          8.00          9.50          15.00         15.00
------------------------------------------------------------------------------------------------------------------------------
           Average Actual Basket Value:        14.00           -             8.625          -             9.63          -
        Average Protected Basket Value:        -              16.50          -             9.50           -            10.50
------------------------------------------------------------------------------------------------------------------------------
        Supplemental Redemption Amount:        $4.00          $6.50         $0             $0             $0            $.50
------------------------------------------------------------------------------------------------------------------------------
Return at maturity on a $10 investment:       $14.00         $16.50        $10.00        $10.00         $10.00        $10.50
------------------------------------------------------------------------------------------------------------------------------

o In Example 3, the basket closing value reaches a high of 18.00 on the fourth determination date. Therefore, although the actual basket closing value declines on subsequent determination dates, the protected basket closing value on each subsequent determination date equals 18.00. Consequently, although the average actual basket value over the life of the PROPELS is 14.00, the average protected basket value equals 16.50. At maturity, for each PROPELS the investor receives $16.50, the sum of the par amount of $10.00 and the supplemental redemption amount of $6.50. The return on the PROPELS at maturity represents an 65% increase above the issue price. The return on the PROPELS at maturity is 17.86% higher than the return would have been on a hypothetical investment in a note linked to the average actual basket value and, because the actual basket finished at the same level as the initial basket value, is 65% higher than the simple basket price return over the same period.

o In Example 4, the basket declines over the life of the PROPELS to a final basket closing value of 8.00. Although the actual basket closing value remains lower than 9.50 on each subsequent determination date, the protected basket closing value equals 9.50 on each subsequent determination date. Consequently, although the average basket closing value is 8.625, the average protected basket value is 9.50. Because the average protected basket value is less than the initial basket value, there is no supplemental redemption amount. However, the investor receives the par amount of $10.00 per PROPELS at maturity, even though the basket declines 20% over the life of the PROPELS.

o In Example 5, the basket closing value declines on each of the first four determination dates to a low of 7.00. The protected basket closing value for each of the first four determination dates equals 9.50, because the basket closing value of 9.50 on the first determination date establishes a minimum protected basket closing value for subsequent determination dates on which the basket remains below 9.50. Although the basket recovers to end at 15.00, significantly above the initial basket value, that increase does not fully offset the initial declines for purposes of calculating the average actual basket value, which is 9.63. However, the investor benefits from protection provided by the protected basket closing value and, therefore, receives at maturity for each PROPELS $10.50, the sum of the par amount of $10.00 and the supplemental redemption amount of $.50. The return on the PROPELS at maturity is 5% higher than the return would have been on a hypothetical investment in a principal protected note linked to the average actual basket value and also represents a 5% increase above the issue price. However, the return on the PROPELS at maturity is lower than the simple basket price return (50%) over the same period.

                                  RISK FACTORS

     This section describes the most significant risks relating to the PROPELS. You should carefully consider whether the PROPELS are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary debt             The terms of the PROPELS differ from those of
securities, the PROPELS do not   ordinary debt securities in that we will not
pay interest                     pay interest on the PROPELS. Because the
                                 supplemental redemption amount due at maturity may equal zero, the return on your investment in the PROPELS (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security.
                                 The return of only the principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The
                                 PROPELS have been designed for investors who are willing to forgo market floating interest rates on the PROPELS in exchange for a supplemental amount based on the percentage increase, if any, of the final basket value over the initial basket value.

PROPELS may not pay more than    If the average protected basket value is less
the principal amount at          than or equal to the initial basket value, you
maturity                         will receive only the principal amount of $10
                                 for each PROPELS you hold at maturity.

PROPELS may not be actively      There may be little or no secondary market for
traded                           the PROPELS. Although we will apply to list
                                 the PROPELS on the American Stock Exchange
                                 LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co.
                                 currently intends to act as a market maker for the PROPELS, but it is not required to do so.

Market price of the PROPELS      Several factors, many of which are beyond our
will be influenced by many       control, will influence the value of the
unpredictable factors            PROPELS, including:

                                 o  the closing value of the basket on the
                                    initial determination date, the value of the basket at any time and the highest closing value of the basket on previous determination dates

                                 o  interest and yield rates in the market

                                 o  geopolitical conditions and economic,
                                    financial, political, regulatory or
                                    judicial events that affect the securities underlying the basket indices or stock markets generally and which may affect the average protected basket value

                                 o the time remaining to the maturity of the PROPELS

                                 o the dividend rate on the stocks underlying the basket indices

                                 o  our creditworthiness

                                 Some or all of these factors will influence the price that you will receive if you sell your PROPELS prior to maturity. For example, you may have to sell your PROPELS at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the basket is at, below or not sufficiently above the initial basket value or if market interest rates rise.

                                 You cannot predict the future performance of the basket indices based on their historical performance. In addition, there can be no assurance that the average protected basket value will be higher than the initial basket value so that you will receive at maturity an amount in excess of the principal amount of the PROPELS.

Investing in the PROPELS is      Because the average protected basket value is
not equivalent to investing      based on the closing value of the basket on
in the basket indices            the eight determination dates during the term
                                 of the PROPELS, it is possible for the average protected basket value to be lower than the initial basket value even if the value of the basket at maturity is higher than the initial basket value. In addition, because the protected basket closing value for the first determination date will equal the actual basket closing value on such date, you will not be protected against any decrease in the value of the basket on the first determination date. See the section of this pricing supplement called "Hypothetical Payouts on the PROPELS."

Adjustments to the basket        You should not conclude that the inclusion of
indices could adversely affect   a stock in any of the basket indices is an
the value of the PROPELS         investment recommendation by us of that stock.

                                 STOXX Limited, a joint venture between
                                 Deutsche Boerse AG, Dow Jones & Company and
                                 SWX Swiss Exchange, is responsible for
                                 calculating and maintaining the Dow Jones Euro STOXX 50 Index. STOXX Limited can add, delete or substitute the stocks underlying the Euro STOXX 50 Index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the Euro STOXX 50 Index. STOXX Limited may discontinue or suspend calculation or dissemination of the Euro STOXX 50 Index. Any of these actions could adversely affect the value of the PROPELS. STOXX Limited is under no obligation to consider your interest as an investor in the PROPELS and will not do so.

                                 Nihon Keizai Shimbun, Inc. ("NIKKEI"), the publisher of the Nikkei 225 Index, is responsible for calculating and maintaining the Nikkei 225 Index. NIKKEI can add, delete or substitute the stocks underlying the Nikkei 225 Index or make other methodological changes that could change the value of the Nikkei 225 Index. NIKKEI may discontinue or suspend calculation or dissemination of the Nikkei 225 Index. Any of these actions could adversely affect the value of the PROPELS.

                                 FTSE International Limited , the publisher of the FTSE 100 Index, ("FTSE") is responsible for calculating and maintaining the FTSE 100 Index. FTSE can add, delete or substitute the stocks underlying the FTSE 100 Index or make other methodological changes that could change the value of the FTSE 100 Index. FTSE may discontinue or suspend calculation or dissemination of the FTSE 100 Index. Any of these actions could adversely affect the value of the PROPELS.

                                 If STOXX Limited, Nihon Keizai Shimbun, Inc.
                                 or FTSE discontinues publication of their respective basket index, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued basket index. MS & Co. could have an economic interest that is different than that of investors in the PROPELS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, on the following determination date the average protected basket value of the PROPELS will be an amount based on the closing prices of the remaining basket indices and the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co, as calculation agent, in accordance with the formula for calculating the index closing value last in effect prior to discontinuance of the applicable basket index.

Changes in the value of one or   Price movements in the basket indices may not
more of the basket indices may   correlate with each other. At a time when the
offset each other                value of one or more of the basket indices
                                 increases, the value of one or more of the other basket indices may not increase as much or may even decline in value. In addition, if one basket index has declined relative to another basket index, the basket index that has declined will make up a smaller percentage of the basket on the subsequent determination date. Consequently, subsequent increases in that basket index will have less of an impact on the basket value than the relatively higher basket indices so that, for example, a 10% increase in the value of the basket index with the lower relative performance would not fully offset a 10% decrease in the value of the basket index with the higher relative performance.

                                 Therefore, in calculating the basket value as of a determination date, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices. You can review the historical prices of each of the basket indices for each calendar quarter in the period from January 1, 1999 through April 5, 2004 in this pricing supplement under "Description of PROPELS--Historical
                                 Information." You cannot predict the future performance of any of the basket indices or of the basket as a whole, or whether increases in the prices of any of the basket indices will be offset by decreases in the prices of other basket indices, based on their historical performance. In addition, there can be no assurance that the average protected basket performance will be greater than the initial basket value so that you will receive at maturity a supplemental redemption amount in addition to the principal amount of the PROPELS.

Potential risks of investing     An investment in the PROPELS involves
in a security linked to          considerations that may not be associated with
shares in a foreign market       a security linked to indices based on the
                                 stocks of U.S. issuers. These considerations relate to foreign market factors generally and may include, for example, different accounting requirements and regulations, different securities trading rules and conventions and different and, in some cases, more adverse economic environments.

You have no shareholder rights   Investing in the PROPELS is not equivalent to
                                 investing in the component stocks of the basket indices. As an investor in the PROPELS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie any basket index.

Adverse economic interests of    Because the calculation agent, MS & Co., is
the calculation agent and its    our affiliate, the economic interests of the
affiliates may affect            calculation agent and its affiliates may be
determinations                   adverse to your interests as an investor in
                                 the PROPELS. As calculation agent, MS & Co.
                                 will determine the initial basket value and calculate the average protected basket value and the supplemental redemption amount, if any, you will receive at maturity.
                                 Determinations made by MS & Co., in its
                                 capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value or protected basket closing value in the event of a discontinuance of a basket index, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of
                                 PROPELS--Market Disruption Event" and
                                 "--Discontinuance of a Basket Index;
                                 Alteration of Method of Calculation."

Hedging and trading activity     MS & Co. and other affiliates of ours will
by the calculation agent and     carry out hedging activities related to the
its affiliates could             PROPELS (and possibly to other instruments
potentially affect the value     linked to the basket indices or their
of the basket indices            component stocks), including trading in the
                                 stocks underlying the basket indices as well as in other instruments related to the basket indices. MS & Co. and some of our other subsidiaries also trade the stocks underlying the basket indices and other financial instruments related to the basket indices on a regular basis as part of their general broker-dealer and other businesses.
                                 Any of these hedging or trading activities on or prior to the day we offer the PROPELS for initial sale to the public could potentially increase the initial basket value and, as a result, could increase the value at which the basket indices must close on the determination dates before you receive a payment at maturity that exceeds the principal amount of the PROPELS. Additionally, such trading activities during the term of the PROPELS could potentially affect the value of the basket indices on the determination dates and, accordingly, the amount of cash you will receive at maturity.

The PROPELS will be treated as   You should also consider the U.S. federal
contingent payment debt          income tax consequences of investing in the
instruments for U.S. federal     PROPELS. The PROPELS will be treated as
income tax purposes              "contingent payment debt instruments" for U.S.
                                 federal income tax purposes, as described in the section of this pricing supplement called
                                 "Description of PROPELS--United States Federal
                                 Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the PROPELS even though you will not receive any interest on the PROPELS. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the PROPELS generally will be treated as ordinary income.
                                 Please read carefully the section of this pricing supplement called "Description of
                                 PROPELS--United States Federal Income
                                 Taxation" and the sections called "United
                                 States Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities,
                                 Baskets of Securities or Indices" and "United
                                 States Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                 If you are a foreign investor, please read the section of this pricing supplement called "Description of PROPELS--United States Federal Income Taxation."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PROPELS.

                             DESCRIPTION OF PROPELS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PROPELS" refers to each $10 principal amount of any of our PROPELS due December 30, 2011 Based on the Value of a Basket of Three International Indices. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount...... $

Original Issue Date
(Settlement Date)...............           , 2004

Maturity Date................... December 30, 2011, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event on the final Determination Date for calculating the Average Protected Basket Value.

                                 If, due to a Market Disruption Event or
                                 otherwise, the final Determination Date is postponed so that it falls less than two scheduled Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following that final Determination Date as postponed. See "--Determination Dates" below.

Specified Currency.............. U.S. dollars

CUSIP Number.................... 61746S778

Minimum Denominations........... $10

Issue Price..................... $10 (100%)

Interest Rate................... None

Basket Indices.................. The Dow Jones Euro STOXX 50 Index (the "Euro
                                 STOXX 50 Index"), the Financial Times-Stock
                                 Exchange 100 Share Index (the "FTSE 100
                                 Index") and the NIKKEI 225 Index (the "Nikkei 225 Index").

                                 In this "Description of PROPELS," references to Basket Indices will include any Successor Indices (as defined under "--Discontinuance of a Basket Index; Alteration of Method of Calculation" below), unless the context requires otherwise.

Maturity Redemption Amount...... At maturity, upon delivery of the PROPELS to the Trustee, we will pay with respect to the $10 principal amount of each PROPELS an amount in cash equal to $10 plus the Supplemental Redemption Amount, if any. See "Discontinuance of a Basket Index; Alteration of Method of Calculation" below.

                                 We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 principal amount of each PROPELS, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity
                                 Date), and (ii) deliver the aggregate cash amount due with respect to the PROPELS to the Trustee for delivery to DTC, as holder of the PROPELS, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Supplemental Redemption Amount.. The greater of (i) zero and (ii) the product of $10 times the Basket Percent Change. The
                                 Calculation Agent will calculate the
                                 Supplemental Redemption Amount on the final
                                 Determination Date.

Basket Percent Change........... The Basket Percent Change is a fraction, the numerator of which will be the Average
                                 Protected Basket Value minus the Initial
                                 Basket Value and the denominator of which will be the Initial Basket Value. The Basket Percent Change is described by the following formula:

                                 Average Protected Basket Value - Initial Basket Value
                                 -----------------------------------------------------
                                                  Initial Basket Value

Basket Closing Value............ The Basket Closing Value will equal the sum of
                                 (i) the Euro STOXX 50 Index Closing Value times the Euro STOXX 50 Index Multiplier, (ii) the FTSE 100 Index Closing Value times the FTSE 100 Index Multiplier and (iii) the Nikkei 225 Index Closing Value times the Nikkei 225 Index Multiplier, each as determined on the applicable Determination Date for such Basket Index. In certain circumstances, the Basket Closing Value will be based on the alternate calculation of the Basket Indices described under "--Discontinuance of a Basket Index; Alteration of Method of Calculation."

Initial Basket Value............        , which equals the Basket Closing Value
                                 calculated as of the Trading Day immediately succeeding the day we offer the PROPELS for initial sale to the public.

Average Protected Basket Value.. The arithmetic average of the Protected Basket
                                 Closing Values on the Determination Dates, as determined by the Calculation Agent.

Protected Basket Closing Value.. The Protected Basket Closing Value on any
                                 Determination Date will be determined by the Calculation Agent and will equal the greater of (i) the Basket Closing Value on such Determination Date and (ii) the highest Basket Closing Value on any previous Determination Date, as determined by the Calculation Agent; provided that the Protected Basket Closing Value on December 30, 2004 will equal the Basket Closing Value on such date.

Euro STOXX 50 Index Closing
Value........................... The Euro STOXX 50 Index Closing Value on any
                                 Trading Day will equal the closing value of the Euro STOXX 50 Index or any Successor Index (as defined under "--Discontinuance of a Basket Index; Alteration of Method of Calculation" below) disseminated after the regular index dissemination period on that Trading Day. In certain circumstances, the Euro STOXX 50 Index Closing Value will be based on the alternate calculation of the Euro

                                 STOXX 50 Index described under
                                 "--Discontinuance of a Basket Index;
                                 Alteration of Method of Calculation."

Euro STOXX 50 Index Multiplier.. The Euro STOXX 50 Index Multiplier will be equal to the Index Representation divided by the Euro STOXX 50 Index Closing Value on the Trading Day immediately succeeding the day we first offer the PROPELS for initial sale to the public.

FTSE 100 Index Closing Value.... The FTSE 100 Index Closing Value on any
                                 Trading Day will equal the closing value of such Basket Index or any Successor Index (as defined under "--Discontinuance of a Basket Index; Alteration of Method of Calculation" below) published at the regular official weekday close of trading on that Trading Day. In certain circumstances, the FTSE 100 Index Closing Value will be based on the alternate calculation of the FTSE 100 Index described under "--Discontinuance of a Basket Index; Alteration of Method of Calculation."

FTSE 100 Index Multiplier....... The FTSE 100 Index Multiplier will be equal to the Index Representation divided by the FTSE
                                 100 Index Closing Value on the Trading Day immediately succeeding the day we first offer the PROPELS for initial sale to the public.

Nikkei 225 Index Closing Value.. The Nikkei 225 Index Closing Value on any
                                 Trading Day will equal the official closing value (2nd session) of the Nikkei 225 Index or any Successor Index (as defined under "--Discontinuance of a Basket Index; Alteration of Method of Calculation" below) published by NIKKEI on that Trading Day. In certain circumstances, the Nikkei 225 Index Closing Value will be based on the alternate calculation of the Nikkei 225 Index described under "--Discontinuance of a Basket Index; Alteration of Method of Calculation."

Nikkei 225 Index Multiplier..... The Nikkei 225 Index Multiplier will be equal to the Index Representation divided by the Nikkei 225 Index Closing Value on the Trading Day immediately succeeding the day we first offer the PROPELS for initial sale to the public.

Index Representation............ 3.333

Determination Dates............. The Determination Dates will be the 30th of each December, beginning with December 30, 2004 to and including December 30, 2010, and December 28, 2011; provided that the Determination Date used to calculate that portion of the Basket Closing Value related to any Basket Index will be subject to postponement if a Market Disruption Event occurs with respect to that Basket Index on the related Determination Dates as described in the two following paragraphs.

                                 If any of the first seven scheduled
                                 Determination Dates is not a Trading Day or if a Market Disruption Event occurs on any such date with respect to a Basket Index, the related Determination Date with respect to that Basket Index will be postponed until there has been a Trading Day on which no Market Disruption Event has occurred, but in no case shall a Determination Date be later than the fifth Trading Day following the scheduled

                                 Determination Date, and such Determination
                                 Date, as postponed, with respect to any
                                 affected Basket Index will be deemed the Determination Date for determining the applicable Index Closing Value (as defined under "--Discontinuance of a Basket Index; Alteration of Method of Calculation" below); provided that, with respect to any Basket Index, if as of the fifth Trading Day following the applicable scheduled Determination Date there have not been any Trading Days on which no Market Disruption Event has occurred with respect to such Basket Index, the Calculation Agent will determine the applicable Index Closing Value on such Trading Day in accordance with the formula for calculating the value of the applicable Basket Index last in effect prior to the commencement of the Market Disruption Event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Trading Day of each security most recently comprising the Basket Indices.

                                 If December 28, 2011 (the final scheduled
                                 Determination Date) is not a Trading Day or if there is a Market Disruption Event with respect to any Basket Index on such day, the final Determination Date for such Basket Index will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred.

Trading Day..................... A day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange for securities underlying the applicable Basket Index.

Book Entry Note or Certificated
Note.......... ................. Book Entry. The PROPELS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the PROPELS. Your beneficial interest in the PROPELS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the PROPELS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered
                                 Global Securities" in the accompanying
                                 prospectus.

Senior Note or Subordinated
Note............................ Senior

Trustee......................... JPMorgan Chase Bank (formerly known as The
                                 Chase Manhattan Bank)

Agent........................... Morgan Stanley & Co. Incorporated and its
                                 successors ("MS & Co.")

Market Disruption Event......... "Market Disruption Event" means, with respect to any Basket Index, a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of such Basket Index on the Relevant Exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange; or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the value of such Basket Index during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or the suspension, absence or material limitation of trading on the primary securities market for trading in futures or options contracts related to such Basket Index for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion.

                                 For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in a Basket Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such Basket Index shall be based on a comparison of (x) the portion of the value of such Basket Index attributable to that security relative to (y) the overall value of such Basket Index, in each case immediately before that suspension or limitation.

                                 For purposes of determining whether a Market
                                 Disruption Event has occurred: (1) a
                                 limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on a Basket Index by the primary securities market trading in such contracts by reason of (x) a price change exceeding limits set by such exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to a Basket Index and (5) a "suspension, absence or material limitation of trading" on any Relevant Exchange or on the primary market on which futures or options contracts related to a Basket Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Relevant Exchange............... "Relevant Exchange" means the primary exchange or market of trading for any security then included in any Basket Index or any Successor Index.

Alternate Exchange Calculation
  in Case of an Event of
  Default ...................... In case an event of default with respect to the PROPELS shall have occurred and be
                                 continuing, the amount declared due and
                                 payable for each PROPELS upon any acceleration of the PROPELS (the "Acceleration Amount") will be equal to $10 plus the Supplemental Redemption Amount, if any, determined as though the Basket Closing Value for any Determination Date scheduled to occur on or after such date of acceleration were the Basket Closing Value on the date of acceleration.

                                 If the maturity of the PROPELS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount and the aggregate cash amount due with respect to the PROPELS as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent............... MS & Co.

                                 All determinations made by the Calculation
                                 Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

                                 All calculations with respect to the Average
                                 Protected Basket Value and the Supplemental
                                 Redemption Amount, if any, will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per PROPELS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of PROPELS will be rounded to the nearest cent, with one-half cent rounded upward.

                                 Because the Calculation Agent is our
                                 affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an owner of the PROPELS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any Basket Closing Value, any Protected Basket Closing Value, the Average Protected Basket Value, the Basket Percent Change, the Supplemental Redemption Amount or whether a Market Disruption Event has occurred. See "--Market Disruption Event" above and "--Discontinuance of a Basket Index; Alteration of Method of Calculation" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

The Euro STOXX 50 Index......... We have derived all information contained in this pricing supplement regarding the Euro
                                 STOXX 50 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. The Euro STOXX 50 Index is calculated, maintained and published by STOXX Limited. We make no representation or warranty as to the accuracy or completeness of such information. The Euro STOXX 50 Index was created by STOXX Limited, a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Swiss Exchange. Publication of the Euro STOXX 50 Index began on February 26, 1998, based on an initial Index value of 1,000 at December 31, 1991. The Index is published in The Wall Street Journal and disseminated on the STOXX Limited website:
                                 http://www.STOXX.com.

                                 Index Composition and Maintenance

                                 The Euro STOXX 50 Index is composed of 50 component stocks of market sector leaders from within the Dow Jones Euro STOXX Index, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Dow Jones Global Classification Standard. Set forth below are the country weightings and industrial sector weightings of the securities currently included in the Euro STOXX 50 Index as of December 31, 2003:

                          Country Weightings                     Industrial Sector Weightings
               France                                   32%      Banks                           18%
               Germany                                  22%      Energy                          17%
               The Netherlands                          18%      Telecommunications              11%
               Spain                                    13%      Insurance                       11%
               Italy                                    10%      Utilities                       7%
               Finland                                  5%       Technology                      6%
                                                                 Chemicals                       4%
                                                                 Noncyclical Goods & Services    4%
                                                                 Industrial Goods and Services   4%
                                                                 Healthcare                      4%
                                                                 Food & Beverage                 3%
                                                                 Cyclical Goods & Services       3%
                                                                 Automobiles                     3%
                                                                 Construction                    2%
                                                                 Media                           2%
                                                                 Financial Services              1%

                                 The composition of the Euro STOXX 50 Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced on the first trading in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Euro STOXX 50 Index are made to ensure that the Euro STOXX 50 Index includes the 50 market sector leaders from within the Dow Jones Euro STOXX Index.

                                 The free float factors for each component stock used to calculate the Euro STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

                                 The Euro STOXX 50 Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Euro STOXX 50 Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

                                 Index Calculation

                                 The Index is calculated with the "Laspeyres formula," which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Euro STOXX 50 Index value can be expressed as follows:

                                             free float market capitalization of the Index
                                 Index = ------------------------------------------------------ x 1,000
                                         adjusted base date market capitalization of the Index

                                 The "free float market capitalization of the Index" is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Euro STOXX 50 Index is being calculated.

                                 The Euro STOXX 50 Index is also subject to a divisor, which is adjusted to maintain the continuity of the Euro STOXX 50 Index values across changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive "B" number of shares for every "A" share held (share applicable).

                                 (1) Split and reverse split:

                                     Adjusted price = closing price * A/B

                                     New number of shares = old number of shares * B/A

                                     Divisor:  no change

                                 (2) Rights offering:

                                     Adjusted price = (closing price * A + subscription price * B) /
                                                      (A + B)

                                     New number of shares = old number of shares * (A+ B) / A

                                     Divisor:  decreases

                                 (3) Stock dividend:

                                     Adjusted price = closing price * A / (A + B)

                                     New number of shares = old of shares * (A + B) / A

                                     Divisor:  no change

                                 (4) Stock dividend of another company:

                                     Adjusted price = (closing price * A - price of other company * B) / A

                                     Divisor: decreases

                                 (5) Return of capital and share consideration:

                                     Adjusted price = (closing price - dividend announced by company *
                                                      (1-withholding tax)) * A / B

                                     New number of shares = old number of shares * B / A

                                     Divisor: decreases

                                 (6) Repurchase shares / self tender:

                                     Adjusted price = ((price before tender * old number of shares ) -
                                                      (tender price * number of tendered shares)) /
                                                      (old number of shares - number of tendered shares)

                                     New number of shares = old number of shares - number of tendered shares

                                     Divisor:  decreases

                                 (7) Spin-off:

                                     Adjusted price = (closing price * A - price of spun-off shares * B) / A

                                     Divisor: decreases

                                 (8) Combination stock distribution (dividend
                                     or split) and rights offering:

                                     For this corporate action, the following additional assumptions apply:

                                     o  Shareholders receive B new shares
                                        from the distribution and C new shares
                                        from the rights offering for every A
                                        shares held

                                     o  If A is not equal to one share, all the
                                        following "new number of shares"
                                        formulae need to be divided by A:

                                     - If rights are applicable after stock
                                     distribution (one action applicable to
                                     other):

                                     Adjusted price = (closing price * A + subscription price * C *
                                                      (1 + B / A)) / ((A + B) * (1 + C / A))

                                     New number of shares = old number of shares * ((A + B) *
                                                      (1 + C / A)) / A

                                     Divisor: decreases

                                     - If stock distribution is applicable
                                     after rights (one action applicable to
                                     other):

                                     Adjusted price = (closing price * A + subscription price * C) /
                                                      ((A + C+ * (1 + B / A))

                                     New number of shares = old number of shares * ((A + C) * (1 + B / A))

                                     Divisor: decreases

                                     - Stock distribution and rights (neither action is applicable to the other ):

                                     Adjusted price = (closing price * A + subscription price * C) /
                                                      (A + B + C)

                                     New number of shares = old number of shares * (A + B + C) / A

                                     Divisor: increases

The FTSE 100 Index.............. All information regarding the FTSE 100 Index set forth herein, including, without
                                 limitation, its make-up, method of
                                 calculation, and changes in its components, has been derived from publicly available information.

                                 Characteristics

                                 The FTSE 100 Index is an index calculated, published and disseminated by FTSE International Limited ("FTSE"), a company owned equally by the London Stock Exchange (the "LSE") and the Financial Times, in association with the Institute and the Faculty of Actuaries. The FTSE 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. Publication of the FTSE 100 Index began in February, 1984.

                                 Calculation of the FTSE 100 Index

                                 The FTSE 100 Index is calculated by (i)
                                 multiplying the per share price of each stock included in the FTSE 100 Index by the number of outstanding shares, (ii) calculating the sum of all these products (such sum being hereinafter the "FTSE Aggregate Market Value") as of the starting date of the FTSE 100 Index,
                                 (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the FTSE 100 Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSE 100 Index and (iv) multiplying the result by 1000. Because of such capitalization weighting, movements in sure prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire FTSE 100 than will movements in share prices of companies with relatively smaller market capitalization.

                                 Underlying Stocks and Selection

                                 The 100 stocks included in the FTSE 100 Index (the "FTSE Underlying Stocks") were selected from a reference group of stocks trading on the LSE which were selected by excluding certain stocks and stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

                                 Deletion and Addition Rules

                                 The FTSE 100 Index will be reviewed quarterly by an Index Steering Committee of the LSE in order to maintain continuity in the level. The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.

                                 No Relationship With LSE, the Financial Times or FTSE

                                 The use of and reference to the FTSE 100 Index in connection with the PROPELS has been consented to by the FTSE. All rights to the FTSE 100 Index are owned by the FTSE, the publisher of the FTSE 100 Index. Morgan Stanley, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSE 100 Index. In addition, none of the LSE, the Financial Times and FTSE has any relationship to Morgan Stanley or the PROPELS. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the PROPELS, or has any obligation or liability in connection with the administration, marketing or trading of the PROPELS or with the calculation of the any Basket Closing Value on any Determination Date or the Supplemental Redemption Amount.

The Nikkei 225 Index............ We have derived all information regarding the
                                 Nikkei 225 Index contained in this pricing supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the Nihon Keizai Shimbun, Inc., which is commonly referred to as NIKKEI. NIKKEI has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225 Index.

                                 The Nikkei 225 Index is a stock index
                                 calculated, published and disseminated by
                                 NIKKEI that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index currently is based on 225 underlying stocks (the "Underlying Stocks") trading on the Tokyo Stock Exchange (the "TSE") representing a broad cross-section of Japanese industries. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. NIKKEI rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

                                 The 225 companies included in the Nikkei 225
                                 Index are divided into six sector categories:
                                 Technology, Financials, Consumer Goods,
                                 Materials, Capital Goods/Others and
                                 Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

                                 o Technology -- Pharmaceuticals, Electrical machinery, Automobiles, Precision machinery, Telecommunications

                                 o Financials -- Banks, Miscellaneous finance, Securities, Insurance

                                 o  Consumer Goods -- Marine products, Food,
                                    Retail, Services

                                 o Materials-- Mining, Textiles, Paper & pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous metals, Trading House

                                 o  Capital Goods/Others -- Construction,
                                    Machinery, Shipbuilding, Transportation
                                    equipment, Miscellaneous manufacturing,
                                    Real estate

                                 o Transportation and Utilities-- Railroads & Buses, Trucking, Shipping, Airlines, Warehousing, Electric power, Gas

                                 The Nikkei 225 Index is a modified,
                                 price-weighted index (i.e., an Underlying
                                 Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such Underlying Stock (a "Weight Factor"), (ii) calculating the sum of all these products and
                                 (iii) dividing such sum by a divisor (the
                                 "Divisor"). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the Tokyo Stock Exchange was reopened. The Divisor was 23.154 as of October 1, 2003 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing (Y)50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of
                                 (Y)50. The stock prices used in the
                                 calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

                                 In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

                                 An Underlying Stock may be deleted or added by NIKKEI. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company,
                                 (iii) delisting of such stock, (iv) transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the "Kanri-Post" (Posts for stocks under supervision) is in principle a candidate for deletion. Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by NIKKEI. Upon deletion of a stock from the Underlying Stocks, NIKKEI will select a replacement for such deleted Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NIKKEI to be representative of a market may be added to the Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by NIKKEI.

                                 A list of the issuers of the Underlying Stocks constituting Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by NIKKEI. NIKKEI may delete, add or substitute any stock underlying the Nikkei 225 Index. NIKKEI first calculated and published the Nikkei 225 Index in 1970.

Discontinuance of a Basket
  Index; Alteration of Method
  of Calculation................ If the publication of any Basket Index is discontinued and a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Basket Index (such index being referred to herein as a "Successor Index"), then any subsequent Euro STOXX 50 Index Closing Value, FTSE 100 Index Closing Value or Nikkei 225 Index Closing Value (each, an "Index Closing Value") will be determined by reference to the value of such Successor Index at the regular official weekday close of the principal trading session of the relevant exchange or market for the Successor Index on the date that any Index Closing Value is to be determined.

                                 Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the PROPELS, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the PROPELS, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

                                 If the publication of a Basket Index is
                                 discontinued prior to, and such discontinuance is continuing on, the date that any Index Closing Value is to be determined and MS & Co., as the Calculation Agent, determines that no Successor Index is available at such time, then, on such date, the Calculation Agent will determine the Index Closing Value in accordance with the formula for calculating such Basket Index last in effect prior to such discontinuance, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the such Basket Index on the Relevant Exchange. Notwithstanding these alternative arrangements, discontinuance of the publication of any of the Basket Indices may adversely affect the value of the PROPELS.

                                 If at any time the method of calculating a Basket Index or a Successor Index, or the value thereof, is changed in a material respect, or if a Basket Index or a Successor Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such Basket Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index Closing Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to such Basket Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will determine the Average Protected Basket Value with reference to such Basket Index or such Successor Index, as adjusted. Accordingly, if the method of calculating such Basket Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of such Basket Index or such Successor Index as if it had not been modified (i.e., as if such split had not occurred).

Historical Information.......... The following table sets forth the published high and low Closing Prices for each Basket
                                 Index during 1999, 2000, 2001, 2002, 2003 and
                                 during 2004 through April 5, 2004. We obtained the Closing Prices and other information listed below from Bloomberg Financial Markets, without independent verification. You should not take the historical prices of the Basket Indices as an indication of future performance. The value of the Basket Indices may be lower on the Determination Dates than on the date we offer the PROPELS for initial sale to the public so that you will receive only the $10 principal amount of PROPELS at maturity. We cannot give you any assurance that the Average Protected Basket Value will be higher than the Initial Basket Value.

                                   Euro STOXX 50 Index       High         Low
                                 ----------------------     -------     --------
                                 1999
                                 First Quarter.........     3685.36     3325.56
                                 Second Quarter........     3867.89     3573.60
                                 Third Quarter.........     3971.84     3512.71
                                 Fourth Quarter .......     4904.46     3607.72
                                 2000
                                 First Quarter.........     5464.43     4500.69
                                 Second Quarter........     5434.81     4903.92
                                 Third Quarter.........     5392.63     4915.18
                                 Fourth Quarter .......     5101.40     4614.24
                                 2001
                                 First Quarter.........     4787.45     3891.49
                                 Second Quarter........     4582.07     4039.16
                                 Third Quarter.........     4304.44     2877.68
                                 Fourth Quarter .......     3828.76     3208.31
                                 2002
                                 First Quarter.........     3833.09     3430.18
                                 Second Quarter........     3748.44     2928.72
                                 Third Quarter.........     3165.47     2187.22
                                 Fourth Quarter........     2669.89     2150.27
                                 2003
                                 First Quarter.........     2529.86     1849.64
                                 Second Quarter........     2527.44     2067.23
                                 Third Quarter.........     2641.55     2366.86
                                 Fourth Quarter........     2760.66     2434.63
                                 2003
                                 First Quarter.........     2959.71     2702.05
                                 Second Quarter
                                    (through April 5,
                                    2004)..............     2905.88     2819.70

                                      FTSE 100 Index         High         Low
                                 ----------------------     -------     --------
                                 1999
                                 First Quarter.........     6335.70     5770.20
                                 Second Quarter........     6598.80     6117.50
                                 Third Quarter.........     6620.60     5913.90
                                 Fourth Quarter .......     6930.20     5869.20
                                 2000
                                 First Quarter.........     6738.50     6005.20
                                 Second Quarter........     6626.40     5994.60
                                 Third Quarter.........     6798.10     6199.20
                                 Fourth Quarter .......     6477.40     6097.50

                                      FTSE 100 Index         High         Low
                                 ----------------------     -------     --------
                                 2001
                                 First Quarter.........     6334.50     5314.80
                                 Second Quarter........     5976.60     5463.10
                                 Third Quarter.........     5716.70     4433.70
                                 Fourth Quarter .......     5369.80     4785.60
                                 2002
                                 First Quarter.........     5323.80     5024.10
                                 Second Quarter........     5263.90     4531.00
                                 Third Quarter.........     4685.80     3671.10
                                 Fourth Quarter........     4190.00     3730.50
                                 2003
                                 First Quarter.........     4009.50     3287.00
                                 Second Quarter........     4207.00     3684.80
                                 Third Quarter.........     4314.70     3963.90
                                 Fourth Quarter........     4476.90     4169.20
                                 2004
                                 First Quarter.........     4559.10     4309.40
                                 Second Quarter
                                    (through April 5,
                                    2004)..............     4480.70     4410.70

                                     Nikkei 225 Index        High         Low
                                 ----------------------     -------     --------
                                 1999
                                 First Quarter.........    16378.78    13232.74
                                 Second Quarter........    17782.79    15972.68
                                 Third Quarter.........    18532.58    16821.06
                                 Fourth Quarter........    18934.34    17254.17
                                 2000
                                 First Quarter.........    20706.65    18168.27
                                 Second Quarter........    20833.21    16008.14
                                 Third Quarter.........    17614.66    15626.96
                                 Fourth Quarter........    16149.08    13423.21
                                 2001
                                 First Quarter.........    14032.42    11819.70
                                 Second Quarter........    14529.41    12574.26
                                 Third Quarter.........    12817.49     9504.41
                                 Fourth Quarter .......    11064.30     9924.23
                                 2002
                                 First Quarter.........    11919.30     9420.85
                                 Second Quarter........    11979.85    10074.56
                                 Third Quarter.........    10960.25     9075.09
                                 Fourth Quarter........     9215.56     8303.39
                                 2003
                                 First Quarter.........     8790.92     7862.43
                                 Second Quarter........     9137.14     7607.88
                                 Third Quarter.........    11033.32     9265.56
                                 Fourth Quarter........    11161.71     9614.60
                                 2004
                                 First Quarter.........    11770.65    10365.40
                                 Second Quarter
                                    (through April 5,
                                    2004)..............    12079.70    11683.42

Historical Chart................ The following chart shows the historical quarterly values of the basket (assuming that each of the Basket Indices are equally weighted in calculating the Basket Closing Value at April 5, 2004). The chart covers the calendar quarters ending June 30, 1999 through March 31, 2004. The historical performance of the Basket Closing Value and the Basket Indices cannot be taken as an indication of their future performance.


                                [CHART OMITTED]


Use of Proceeds and Hedging..... The net proceeds we receive from the sale of the PROPELS will be used for general corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our obligations under the PROPELS. See also "Use of Proceeds" in the accompanying prospectus.

                                 On or prior to the day we offer the PROPELS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the PROPELS by taking positions in the stocks underlying the Basket Indices, in futures or options contracts on the Basket Indices or their component securities listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of the Basket Indices, and, therefore, the value at which the Basket Indices must close on the Determination Dates before you would receive at maturity a payment that exceeds the principal amount of the PROPELS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PROPELS by purchasing and selling the stocks underlying the Basket Indices, futures or options contracts on the Basket Indices or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling such securities on the Determination Dates. We cannot give any assurance that our hedging activities will not affect the value of the Basket Indices and, therefore, adversely affect the value of the Basket Indices on the Determination Dates or the payment that you will receive at maturity.

Supplemental Information
  Concerning Plan of
  Distribution.................. Under the terms and subject to the conditions contained in the U.S. distribution agreement
                                 referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PROPELS set forth on the cover of this pricing supplement. The Agent proposes initially to offer the PROPELS directly to the public at the public offering price set forth on the cover page of this pricing supplement plus accrued interest, if any, from the Original Issue Date. The Agent
                                 may allow a concession not in excess of    % of
                                 the principal amount of the PROPELS to other
                                 dealers, which may include Morgan Stanley &
                                 Co. International Limited and Bank Morgan
                                 Stanley AG. We expect to deliver the PROPELS
                                 against payment therefor in New York, New York
                                 on      , 2004. After the initial offering, the
                                 Agent may vary the offering price and other selling terms from time to time.

                                 In order to facilitate the offering of the PROPELS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PROPELS. Specifically, the Agent may sell more PROPELS than it is obligated to purchase in connection with the offering creating a naked short position in the PROPELS for its own account. The Agent must close out any naked short position by purchasing the PROPELS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PROPELS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, PROPELS or the individual stocks underlying the Basket Indices in the open market to stabilize the price of the PROPELS. Any of these activities may raise or maintain the market price of the PROPELS above independent market levels or prevent or retard a decline in the market price of the PROPELS. The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

                                 General

                                 No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PROPELS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the PROPELS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PROPELS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                 The Agent has represented and agreed, and each dealer through which we may offer the PROPELS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PROPELS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PROPELS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PROPELS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                 Brazil

                                 The PROPELS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PROPELS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                 Chile

                                 The PROPELS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PROPELS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                 Hong Kong

                                 The PROPELS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PROPELS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PROPELS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                 Mexico

                                 The PROPELS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                 Singapore

                                 This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PROPELS may not be circulated or distributed, nor may the PROPELS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PROPELS to the public in Singapore.

License Agreement between
  STOXX Limited and Morgan
  Stanley....................... STOXX Limited and Morgan Stanley have entered into a non-exclusive license agreement
                                 providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Euro STOXX 50 Index, which is owned and published by STOXX Limited, in connection with securities, including the PROPELS.

                                 The license agreement between STOXX Limited and Morgan Stanley provides that the following language must be set forth in this pricing supplement:

                                 The PROPELS are not sponsored, endorsed, sold or promoted by STOXX Limited. STOXX Limited makes no representation or warranty, express or implied, to the owners of the PROPELS or any member of the public regarding the advisability of investing in securities generally or in the PROPELS particularly. STOXX Limited's only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of STOXX Limited and of the Dow Jones Euro STOXX 50(SM) Index which is determined, composed and calculated by STOXX Limited without regard to Morgan Stanley or the PROPELS. STOXX Limited has no obligation to take the needs of Morgan Stanley or the owners of the PROPELS into consideration in determining, composing or calculating the Dow Jones Euro STOXX 50(SM) Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the PROPELS to be issued or in the determination or calculation of the equation by which the PROPELS are to be converted into cash. STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of the PROPELS.

                                 STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50(SM) INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE PROPELS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES EURO STOXX 50(SM) INDEX OR ANY DATA INCLUDED THEREIN. STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50(SM) INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX LIMITED AND MORGAN STANLEY.

                                 "Dow Jones EURO STOXX 50(SM)" and "STOXX(SM)" are service marks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley. Morgan Stanley's PROPELS due December 30, 2011 Based on the Value of a Basket of Three International Indices are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the PROPELS.

License Agreement between FTSE
International Limited and
Morgan Stanley.................. These PROPELS are not in any way sponsored, endorsed, sold or promoted by FTSE
                                 International Limited ("FTSE") or by The
                                 London Stock Exchange Plc (the "Exchange") or by The Financial Times Limited ("FT") and neither FTSE or Exchange or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index (the "FTSE 100 Index") and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The FTSE 100 Index is compiled and calculated solely by FTSE. However, neither FTSE or Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FTSE or Exchange or FT shall be under any obligation to advise any person of any error therein.

                                 "FTSETM" and are trade marks of London Stock
                                 Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under licence.

License Agreement between
NIKKEI & and Morgan Stanley..... As of the Settlement Date, we will have received the consent of NIKKEI, the publisher of the Nikkei 225 Index, to use and refer to the Nikkei 225 Index in connection with the PROPELS. NIKKEI has the copyright to the Nikkei 225 Index. All rights to the Nikkei 225 Index are owned by NIKKEI. We, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei 225 Index. NIKKEI has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index. In addition, NIKKEI has no relationship to us or the PROPELS; it does not sponsor, endorse, authorize, sell or promote the PROPELS, and has no obligation or liability in connection with the administration, marketing or trading of the PROPELS or with the calculation of the Supplemental Redemption Amount, as described above.

ERISA Matters for Pension Plans
  and Insurance Companies....... Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the PROPELS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                 In addition, we and certain of our
                                 subsidiaries and affiliates, including MS &
                                 Co. and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Unless an exemption applies, prohibited transactions within the meaning of ERISA or the Code could arise, for example, if the PROPELS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider.

                                 We have obtained from the Department of Labor an exemption from the prohibited transaction rules that will in most cases cover the purchase and holding of PROPELS by a Plan for whom we or one of our affiliates is a service provider. In order for this exemption to apply, the decision to invest in the PROPELS must be made by a Plan fiduciary, or a Plan participant (in the case of Plans that provide for participant-directed investments), who is independent from us and from our affiliates. At the time of a Plan's acquisition of any PROPELS, no more than 15% of the Plan's assets should be invested in PROPELS.

                                 Certain plans that are not subject to ERISA, including plans maintained by state and local governmental entities, are nonetheless subject to investment restrictions under the terms of applicable local law. Such restrictions may preclude the purchase of the PROPELS.

                                 The exemption described above was issued by the Department of Labor pursuant to its "Expedited Exemption Procedure" under Prohibited Transaction Class Exemption 96-62. Copies of both the proposed and final exemption are available from us upon request. Purchasers of the PROPELS have exclusive responsibility for ensuring that their purchase and holding of the PROPELS do not violate the prohibited transaction or other rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code.

United States Federal
Income Taxation................. The following summary is based on the opinion of Davis Polk & Wardwell, our special tax counsel, and is a general discussion of the principal U.S. federal income tax consequences to initial investors in the PROPELS purchasing the PROPELS at the Issue Price, who will hold the PROPELS as capital assets within the meaning of Section 1221 of the Code. Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to an investor in light of its particular circumstances or to investors that are subject to special rules, such as:

                                 o   certain financial institutions;
                                 o dealers and certain traders in securities or foreign currencies;
                                 o   investors holding PROPELS as part of a
                                     hedging transaction, straddle, conversion
                                     or other integrated transaction;
                                 o   U.S. Holders, as defined below, whose
                                     functional currency is not the U.S.
                                     dollar;
                                 o   partnerships;
                                 o   nonresident alien individuals who have
                                     lost their United States citizenship or
                                     who have ceased to be taxed as United
                                     States resident aliens;
                                 o corporations that are treated as foreign personal holding companies, controlled foreign corporations or passive foreign investment companies;
                                 o Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;
                                 o Non-U.S. Holders for whom income or gain in respect of a PROPELS is effectively connected with a trade or business in the United States; and

                                 o   Non-U.S. Holders who are individuals
                                     having a "tax home" (as defined in Section
                                     911(d)(3) of the Code) in the United
                                     States.

                                 If you are considering purchasing the PROPELS, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                 U.S. Holders

                                 This section only applies to you if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the PROPELS. As used herein, the term "U.S. Holder" means a beneficial owner of a PROPELS that is for U.S. federal income tax purposes:

                                 o   a citizen or resident of the United
                                     States;
                                 o a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof; or
                                 o   an estate or trust the income of which is
                                     subject to U.S. federal income taxation
                                     regardless of its source.

                                 The PROPELS will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. U.S. Holders should refer to the discussions under "United States Federal Taxation--Notes--Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices" and "United States Federal Taxation--Backup Withholding" in the accompanying prospectus supplement for a full description of the U.S. federal income and withholding tax consequences of ownership and disposition of a contingent payment debt instrument.

                                 In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the PROPELS on a constant yield basis in each year that they hold the PROPELS, despite the fact that no stated interest will actually be paid on the PROPELS. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, even though no cash will be paid on the PROPELS from which to pay such taxes. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the PROPELS will generally be treated as ordinary income.

                                 The rate of accrual of OID on the PROPELS is
                                 the yield at which we would issue a fixed rate debt instrument with terms similar to those of the PROPELS or the applicable federal rate, whichever is greater (our "comparable yield"), and is determined at the time of the issuance of the PROPELS. We have determined that the
                                 "comparable yield" is an annual rate of    %
                                 compounded annually. Based on our
                                 determination of the comparable yield, the "projected payment schedule" for a PROPELS (assuming each

                                 PROPELS has an issue price of $10 for U.S.
                                 federal income tax purposes) consists of a
                                 projected amount equal to $    due at maturity.

                                 The following table states the amount of OID that will be deemed to have accrued with respect to a PROPELS during each accrual period (which accrual periods are computed using a day count convention of 30 days per month and 360 days per year), based upon our determination of the comparable yield and the projected payment schedule:

                                                                               TOTAL OID DEEMED
                                                                                TO HAVE ACCRUED
                                                               OID DEEMED TO   PER PROPELS FROM
                                                                 ACCRUE PER     ORIGINAL ISSUE
                                                               PROPELS DURING   DATE AS OF END
                                             PERIOD             EACH PERIOD      OF THE PERIOD
                                 ---------------------------   --------------  -----------------
                                 Original Issue Date through
                                   December 31, 2004........    $                $
                                 January 1, 2005 through
                                   December 31, 2005........    $                $
                                 January 1, 2006 through
                                   December 31, 2006........    $                $
                                 January 1, 2007 through
                                   December 31, 2007........    $                $
                                 January 1, 2008 through
                                   December 31, 2008........    $                $
                                 January 1, 2009 through
                                   December 31, 2009........    $                $
                                 January 1, 2010 through
                                   December 31, 2010........    $                $
                                 January 1, 2011 through
                                   December 30, 2011........    $                $

                                 The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the PROPELS, and we make no representation regarding the actual amounts of payments on a PROPELS.

                                 Non-U.S. Holders

                                 This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a PROPELS that is for U.S. federal income tax purposes:

                                 o   a nonresident alien individual;
                                 o   foreign corporation; or
                                 o   a foreign trust or estate.

                                 Tax Treatment upon Maturity, Sale, Exchange or Disposition of a PROPELS. Subject to the discussion below concerning backup withholding, payments on a PROPELS by us or a paying agent to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a PROPELS, will not be subject to U.S. federal income or withholding tax, provided that:

                                 o   such Non-U.S. Holder does not own,
                                     actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and
                                 o   the certification required by Section
                                     871(h) or Section 881(c) of the Code has been provided with respect to the Non-U.S. Holder, as discussed below.

                                 Certification Requirements. Sections 871(h) and 881(c) of the Code require that, in order to obtain an exemption from withholding tax in respect of payments on the PROPELS that are, for U.S. federal income tax purposes, treated as interest, the beneficial owner of a PROPELS certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a "United States person" within the meaning of Section 7701(a)(30) of the Code. If you are a prospective investor, you are urged to consult your own tax advisor regarding the reporting requirements, including reporting requirements for foreign partnerships and their partners.

                                 Estate Tax. Subject to benefits provided by an applicable estate tax treaty, a PROPELS held by an individual who is a Non-U.S. Holder will not be subject to U.S. federal estate tax upon the individual's death unless, at such time, interest payments on the PROPELS would have been:

                                 o   subject to U.S. federal withholding tax
                                     without regard to the W-8BEN certification requirement described above, not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty; or
                                 o   effectively connected to the conduct by
                                     the holder of a trade or business in the United States.

                                 Information Reporting and Backup Withholding. Information returns may be filed with the U.S. Internal Revenue Service (the "IRS") in connection with the payments on the PROPELS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. The Non-U.S. Holder may be subject to U.S. backup withholding on such payments or proceeds, unless the Non-U.S. Holder complies with certification requirements to establish that it is not a United States person, as described above. The certification requirements of Sections 871(h) and 881(c) of the Code, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.